EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
  Omnicom Group Inc.:

      We consent to the incorporation by reference in the registration statements (Registration Statement Nos. 333-84498, 333-33972, 333-37634, 333-41717, 333-70091, 333-74591, 333-74727, 333-84349, 333-90931, 333-108063) on
Form S-8 and (Registration Statement Nos. 333-22589, 333-35670, 333-43883,
333-44481, 333-44483, 333-47047, 333-47342, 333-47426, 333-52828, 333-104391,
333-108611, 333-112840, 333-112841) on Form S-3 of Omnicom Group Inc. and
subsidiaries of our report dated February 13, 2004, with respect to the consolidated balance sheets of Omnicom Group Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, and the related 2003 and 2002 financial statement schedules, which report appears in the December 31, 2003 annual report on Form 10-K of Omnicom Group Inc. and subsidiaries.

                                                                    /s/ KPMG LLP

New York, New York
March 15, 2004


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